Exhibit 99.1

Kineta CSO Thierry Guillaudeux Invited to Participate at the 2nd Annual VISTA Virtual Symposium

Seattle, WA — (September 14, 2022) Kineta, Inc. (“Kineta” or the “Company”), a clinical-stage biotechnology company focused on the development of novel immunotherapies in oncology, announced today that Thierry Guillaudeux, Ph.D., Kineta’s Chief Scientific Officer, has been invited to present at the 2nd Annual VISTA Symposium. The virtual event will take place on September 23, 2022.

“I am excited to join leading immuno-oncology experts in discussing the latest advances in anti-VISTA immunotherapies,” said Dr. Guillaudeux. “VISTA is an important myeloid checkpoint with a unique mechanism of action bridging innate and adaptive immunity. Anti-VISTA therapies have great potential to improve cancer treatment outcomes in a variety of solid tumors, especially for patients resistant to standard of care therapies including first generation immune checkpoint inhibitors.”

Dr. Guillaudeux will join leading researchers and clinicians in immunology to discuss new insights into VISTA, a promising therapeutic target for cancer. The symposium will focus on VISTA’s function and applicability in cancer immunology, as well as the latest research and development in programs targeting VISTA.

Presentation Details:

Session Title: VISTA Biology

Date: September 23, 2022

Time: 9:20 AM to 10:00 AM Eastern Time

Session Title: Anti-VISTA Therapeutic Strategies

Date: September 23, 2022

Time: 12:10 PM to 12:55 PM Eastern Time

Click on the link below for additional details and to register for the symposium:

https://www.eventbrite.com/e/2nd-annual-vista-symposium-tickets-374510088757

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Kineta is a clinical-stage biotechnology company with a mission to develop next generation immunotherapies that transform patients’ lives. Kineta has leveraged its expertise in innate immunity with an intent to develop first or best-in-class immunotherapies that address the major challenges with current cancer therapy. For more information on Kineta, please visit www.kinetabio.com, and follow Kineta on Twitter, LinkedIn and Facebook.

PiiONEER™ Platform is focused on developing fully human monoclonal antibodies that target novel innate immune pathways. It was designed for the discovery and development of first or best-in-class immunotherapies that address the major challenges with cancer immune resistance to current therapies. Utilization of the PiiONEER™ Platform results in novel, well-characterized lead antibody therapeutics that can be efficiently advanced into formal IND-enabling and clinical studies.

KVA12.1 is a potential best-in-class VISTA blocking immunotherapy to address the problem of immunosuppression in the tumor microenvironment. It is a fully human engineered IgG1 monoclonal antibody that was designed to bind to VISTA through a unique epitope. KVA12.1 may be an effective immunotherapy for many types of cancer including NSCLC (lung), colorectal, renal cell carcinoma, head and neck, and ovarian. These initial target indications represent a significant unmet medical need with a large worldwide commercial opportunity for KVA12.1.

Anti-CD27 mAb program: Kineta has developed a diverse set of anti-CD27 agonist antibodies. They are fully human monoclonal antibodies (mAbs) that demonstrate low nanomolar (nM) binding affinity to CD27 in humans. In preclinical studies, Kineta’s selected lead anti-CD27 agonist mAbs induce T cell proliferation and secretion of cytokines involved in T cell priming and recruitment, demonstrating the ability to potentiate new anti-tumor responses.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material with respect to the proposed transactions between Yumanity Therapeutics, Inc. (“Yumanity”) and Kineta and between Yumanity and Janssen Pharmaceutica NV (“Janssen”). In connection with the proposed transactions, Yumanity filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 29, 2022 a registration statement on Form S-4 (“the Registration Statement”), which contains a preliminary proxy statement and prospectus. The Registration Statement has not yet become effective. Yumanity will mail the definitive proxy statement/prospectus to the Yumanity securityholders, and the securities may not be sold or exchanged until the Registration Statement becomes effective. Investors and securityholders of Yumanity and Kineta are urged to read these materials when they become available because they will contain important information about Yumanity, Kineta and the proposed transactions. This press release is not a substitute for the Registration Statement, definitive proxy statement/prospectus or any other documents that Yumanity may file with the SEC or send to securityholders in connection with the proposed transactions.

Investors and securityholders may obtain free copies of the documents filed with the SEC, once available, on Yumanity’s website at www.yumanity.com, on the SEC’s website at www.sec.gov or by directing a request to Yumanity’s Investor Relations at (212) 213-0006 ext. 331.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Each of Yumanity, Kineta and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Yumanity in connection with the proposed transactions. Information about the executive officers and directors of Yumanity is set forth in Yumanity’s Definitive Proxy Statement on Schedule 14A relating to the 2022 Annual Meeting of Stockholders, filed with the SEC on April 25, 2022. Other information regarding the interests of such individuals, who may be deemed to be participants in the solicitation of proxies for the stockholders of Yumanity, is set forth in the preliminary proxy statement/prospectus included in the Registration Statement and will be set forth in the definitive proxy statement/prospectus and any other relevant documents to be filed with the SEC. You may obtain free copies of these documents as described above.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements, including, without limitation, statements regarding Kineta’s plans for pre-clinical and clinical studies, regulatory filings, investor returns and anticipated drug effects in human subjects; statements regarding the proposed merger between Yumanity and Kineta and the proposed asset sale to Janssen, including whether and when the transactions will be consummated; statements about the structure, timing and completion of the proposed transactions; and other statements that are not historical in nature. You are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties inherent in Kineta’s business which could significantly affect expected results, including, without limitation, progress of drug development, ability to raise capital to fund drug development, clinical testing and regulatory approval, developments in raw material and personnel costs and legislative, fiscal and other regulatory measures. All forward-looking statements are qualified in their entirety by this cautionary statement. Except as required by law, Kineta undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Contact:

Jacques Bouchy

jbouchy@kineta.us

(206) 378-0400

Source: Kineta, Inc.